Exhibit 4.2

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into this 30 day of October, 2007, by and between AXESSTEL, INC., a Nevada corporation (“Axesstel”), and CENTURION CREDIT RESOURCES LLC, a Delaware limited liability company (“Centurion”).

BACKGROUND:

A. Axesstel and Centurion have entered into a Securities Purchase Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which Axesstel shall issue 500,000 shares of “Common Stock” (as defined below) to Centurion.

B. Axesstel has agreed to grant to Centurion certain registration rights with respect to such shares, all as more particularly described in this Agreement.

NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the following respective meanings:

1.1 “Business Day” means any day other than a Saturday, Sunday, any other day on which commercial banks in New York, New York are authorized or required by law or executive order to close, and any other day that is not any of the following Jewish holidays: Rosh Hashanah (both days), Yom Kippur, Succoth (first two (2) days), Shmini Atzereth, Simchas Torah, Passover (first two (2) days and last two (2) days) and Shavuoth (both days).

1.2 “Common Stock” shall mean the $.001 common stock of Axesstel.

1.3 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.4 “Holder” shall mean Centurion and any permitted transferee of Centurion.

1.5 “Person” shall mean any individual, partnership, corporation, trust or other entity.

1.6 The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or order by the SEC of the effectiveness of such registration statement.

1.7 “Registrable Securities” shall mean (i) the Shares and (ii) any other shares of Common Stock issued by way of (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other distribution with respect to or exchange for or replacement of the Shares; provided, however, that the term “Registrable Securities” shall not include (i) any Shares that have been registered and sold pursuant to a registration, or (ii) any Shares that may be sold pursuant to Rule 144(k) promulgated under the Securities Act, or any successor rule or statute.

1.8 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.9 “SEC” shall mean the Securities and Exchange Commission.

1.10 “Shares” shall mean any shares of Common Stock issued to Holder pursuant to the Purchase Agreement.

ARTICLE II

PIGGYBACK RIGHTS

2.1 Notice of Registration. If at any time Axesstel proposes to register for stockholders of the Company other than the Holder under the Securities Act any class of Axesstel’s equity securities for sale to the public on a registration statement on Form S-1, S-3 or any applicable substitute, replacement or successor form that may be adopted by the SEC that my be used for the registration of sale by Holder of Registrable Securities, then and in each such case Axesstel, subject to the terms and conditions contained herein, shall:

(a) Promptly give to the Holder written notice thereof; and

(b) Include in such registration (and any related qualification under blue sky laws or other compliance) and, if applicable, underwriting, the Registrable Securities specified in a written request or requests made within twenty (20) days after delivery of such written notice (the “Piggyback Request”).

2.2 Intentionally Omitted.

2.3 Underwriting. The right of the Holder to registration pursuant to this Article II in a registration not pursuant to Rule 415 that is to be used in connection with an underwritten offering shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of Registrable Securities in the underwriting. If the Holder proposes to distribute its securities through such underwriting, the Holder shall (together with Axesstel and any other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting.

2.4 Right to Terminate Registration. Axesstel shall have the right to terminate or withdraw any registration initiated by it under this Article II prior to the effectiveness of such registration, whether or not the Holder has elected to include securities in such registration.

ARTICLE III

OBLIGATIONS OF AXESSTEL

3.1 Obligations of Axesstel. Whenever Axesstel is required by the provisions of this Agreement to effect the registration of the Registrable Securities, Axesstel shall:

(a) Prepare and file with the SEC a registration statement with respect to the Registrable Securities, and use commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of (i) the sale of the Registrable Securities so registered or (ii) (A) if such registration is not pursuant to Rule 415, ninety days subsequent to the effective date of such registration or (B) if such registration is pursuant to Rule 415, until Holder shall no longer hold any Registrable Securities; provided that, not less than three days before filing with the SEC any registration statement or prospectus or not less than one (1) day before filing with the SEC any amendments or supplements thereto, Axesstel will furnish to the Holder and its counsel copies of all such documents proposed to be filed, including, without limitation, documents incorporated by reference in the prospectus and, if requested by the Holder, the exhibits incorporated by reference therein, and the Holder shall have the opportunity to object to any information pertaining solely to the Holder that is contained therein and Axesstel will make the corrections reasonably requested by the Holder with respect to such information prior to filing any registration statement or amendment thereto or any prospectus or any supplement thereto. Axesstel will not include or name the Holder in any registration statement or prospectus without the consent of the Holder (which consent shall not be unreasonably withheld), unless required to do so by the Securities Act and the rules and regulations promulgated thereunder; provided, however, that Axesstel may withdraw any registration of its securities at any time prior to the effective date of the registration statement relating thereto;

(b) Prepare and, as soon as reasonably practicable, file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement for the applicable period set forth in the foregoing paragraph (a);

(c) Furnish to the Holder such number of copies of the registration statement (including any amendment or supplement thereto) and prospectus (including any preliminary prospectus and any amended or supplemented prospectus), in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, as the Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Axesstel shall be required under the provisions hereof to cause the registration statement to remain current;

(d) If necessary, use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such states as the Holder shall reasonably request (provided, however, that Axesstel shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified), maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or ninety (90) days subsequent to the effective date of the registration statement, and take any and all other actions either necessary or advisable to enable the Holder to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where the Holder desires to effect such sales or other disposition;

(e) Axesstel shall promptly notify the Holder of any stop order issued by the SEC and use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(f) Axesstel shall use commercially reasonable efforts to cause all Registrable Securities covered by each registration statement to be listed subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such registration statement, on each securities exchange on which the Common Stock is then listed and admitted to trading on;

(g) In the case of an underwritten offering, Axesstel shall cause to be delivered to the Holder and the underwriters, if any, copies of opinions of counsel to Axesstel in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriters may request and addressed to the underwriters;

(h) Axesstel shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) Axesstel shall cause to be delivered, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from Axesstel’s independent certified public accountants addressed to each underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations promulgated thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(j) Axesstel will notify the Holder at any time when a prospectus relating to a registration statement for any Registrable Securities is required to be delivered under the Securities Act, upon Axesstel’s discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of the Holder prepare and furnish to the Holder and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and

(k) Take all such other actions either necessary or desirable to permit the Registrable Securities held by the Holder to be registered and disposed of in accordance with the method of disposition described herein.

3.2 Condition Precedent to Axesstel’s Obligations. It shall be a condition precedent to the obligation of Axesstel to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of the Holder that the Holder shall furnish to Axesstel such information regarding the securities held by the Holder and the intended method of disposition thereof as Axesstel shall reasonably request and as shall be required in connection with the action taken by Axesstel.

ARTICLE IV

DISCONTINUANCE OF USE OF PROSPECTUS

The Holder agrees by acquisition of the Shares that, upon receipt of any written notice from Axesstel of the occurrence of any event of the kind described in Section 3.1(j), the Holder will forthwith discontinue the Holder’s offer of Shares pursuant to the registration statement relating to such Shares until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(j) and, if so directed by Axesstel, will deliver to Axesstel all copies, other than permanent file copies, then in the Holder’s possession of the prospectus relating to such Shares at the time of receipt of such notice. In the event that the Holder uses a prospectus in connection with the offering and sale of any of the Shares covered by such prospectus, the Holder will use only the latest version of such prospectus provided by Axesstel.

ARTICLE V

EXPENSES OF REGISTRATION

Axesstel shall pay all of the expenses incurred in connection with any registration statements that are initiated pursuant to this Agreement, including, without limitation, all SEC and blue sky registration and filing fees, printing expenses, transfer agent and registrar fees, stock exchange qualification fees, the fees and disbursements of Axesstel’s outside counsel and independent accountants, including expenses incurred in connection with any special audits incidental to or required by such registration. Any underwriting discounts, fees and disbursements of counsel to the Holder, selling commissions and stock transfer taxes applicable to the Registrable Securities registered on behalf of the Holder shall be borne by the Holder.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

6.1 Indemnification by Axesstel. In the case of each registration effected by Axesstel pursuant to this Agreement in which the Holder’s Registrable Securities are included, Axesstel agrees to indemnify and hold harmless the Holder and each party, if any, that controls the Holder within the meaning of the Securities Act and the Holder’s and any such party’s directors and officers against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law, including any amount paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of Axesstel, and to reimburse them for any reasonable legal or other reasonable expenses incurred by them in connection with the investigation of any claims and defenses of any actions, insofar as any such losses, claims, damages, liabilities or actions arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading from, (i) the registration statement, (ii) any preliminary prospectus or final prospectus contained therein, or (iii) any amendment or supplement thereto or any document incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any violation or alleged violation by the Company of the Securities Act or any similar federal or state law or any rule or regulation promulgated thereunder relating to action or inaction required by the Company in connection with any such registration, qualification or compliance; provided, however, that the indemnification agreement contained in this Section 7.1 shall not (i) apply to such losses, claims, damages, liabilities or actions of the Holder arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished to Axesstel in writing by the Holder for use in connection with the preparation of the registration statement or any preliminary prospectus or final prospectus contained in the registration statement or any such amendment thereof or supplement thereto or any document incorporated by reference therein, or (ii) inure to the benefit of any party to the extent such party’s claim for indemnification hereunder arises out of or is based on any violation by such party of applicable law.

6.2 Indemnification by the Holder. In the case of each registration effected by Axesstel pursuant to this Agreement in which the Holder’s Registrable Securities are included, the Holder shall be obligated, in the same manner and to the same extent as set forth in Section 6.1, to indemnify and hold harmless Axesstel and each party, if any, who controls Axesstel within the meaning of the Securities Act, and Axesstel’s and any such party’s directors and officers, and the underwriters for such offering, and each person, if any, who controls any such underwriter within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading from, such registration statement or any post-effective amendment thereof or any preliminary prospectus or final prospectus (as amended or supplemented, if amended or supplemented as aforesaid) contained in such registration statement, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to

Axesstel by such indemnifying party for use in connection with the preparation of such registration statement or any preliminary prospectus or final prospectus contained in such registration statement or any such amendment thereof or supplement thereto; provided, however, that (x) the indemnification required by this Section 6.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or expense if settlement is effected without the consent of the Holder of Registrable Securities, which consent shall not be unreasonably withheld, and (y) in no event shall the amount of any indemnity under this Section 6.2 exceed the net proceeds from the applicable offering received by the Holder.

6.3 Defense of Claims. Each party entitled to indemnification under this Article VII (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at the Indemnified Party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VI unless, and only to the extent that, the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

6.4 Contribution. If the indemnification provided for in this Article VI is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything in this Section 6.4 to the contrary, in no event shall the Holder’s aggregate liability pursuant to this Agreement exceed the net proceeds from the applicable offering received by the Holder.

6.5 Limitation. The foregoing indemnity and contribution agreements of Axesstel and the Holder are subject to the condition that, insofar as they relate to any loss, claim, liability or damage arising from any misstatement or omission made in a preliminary prospectus, but eliminated or remedied in the amended or supplemented prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended or supplemented prospectus is filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or the Holder if a copy of the Final Prospectus was furnished to the underwriter or the Holder and was not furnished to the Person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

ARTICLE VII

SELECTION OF MANAGING UNDERWRITERS

Subject to the obligations of Axesstel under agreements existing on the date hereof, the managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to the terms and conditions hereof shall be selected by Axesstel. The Holder may not participate in any underwritten offering hereunder unless the Holder: (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by Axesstel; (ii) completes and executes powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; (iii) complies with commercially reasonable requests made by Axesstel or its counsel with respect to the registration of the Holder’s Registrable Securities, including, without limitation, providing such information regarding the Holder and the distribution of the Holder’s Registrable Securities.

ARTICLE VIII

RULE 144 REPORTING

With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Axesstel agrees to use commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

(b) File with the SEC in a timely manner all reports and other documents required of Axesstel under the Securities Act and the Exchange Act.

ARTICLE IX

TERMINATION

This Agreement shall terminate (except with respect to Article VI and this Article IX, which are intended to survive any termination of this Agreement) upon the first day on which there are no longer any Registrable Securities.

ARTICLE X

MISCELLANEOUS

10.1 No Waiver. No failure or delay on the part of any party in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.2 Entire Agreement; Amendment. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by Axesstel and the Holder.

10.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties hereto that they would have executed the remaining provisions without including any that may be declared unenforceable.

10.4 Headings; References. Article and Section headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement. Any references to specific Articles or Sections shall be references to Articles or Sections of this Agreement unless expressly stated otherwise.

10.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement, and any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original.

10.6 Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address of such party as set forth beneath such party’s signature hereto, or at such other address as a party may designate by ten (10) days advance written notice to the other parties hereto pursuant to the provisions of this Section 10.6.

10.7 Successors and Assigns; Assignment. This Agreement shall bind the successors and assigns of the parties hereto, and shall inure to the benefit of any successor or assign of any of the parties hereto. This Agreement may not be assigned by any party hereto without the prior written consent of the other party or parties; provided, however, that such consent shall not be unreasonably withheld.

10.8 Governing Law. The validity and effect of this Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have caused their respective duly authorized representatives to execute this Agreement as of the day and year first above written.

“Axesstel”

AXESSTEL INC.

By:	/s/ Marv Tseu

Name:	Marv Tseu
Title:	Chief Executive Officer
Address:	6815 Flanders Drive, Suite 210
San Diego, California 92121
Facsimile: (858) 625-2110
Attention: Patrick Gray, CFO

“Centurion”

CENTURION CREDIT RESOURCES LLC

By:	/s/ Brian Jedwab

Name:	Brian Jedwab
Title:	President
Address:	152 West 57th Street, 54th Floor
New York, New York 10019
Facsimile: (516) 706-7300
Attention: Brian Jedwab